EXHIBIT 99.4

Independent Bank Group, Inc.	Wells Fargo Shareowner Services P.O. Box 64945 St. Paul, MN 55165-0945

Address Change? Mark Box, sign, and indicate changes below: ☐
TO VOTE BY INTERNET OR TELEPHONE, SEE REVERSE SIDE OF THIS PROXY CARD.

The Board of Directors Recommends a Vote “FOR” Proposals 1, 2, 3 and 4

1.	APPROVAL OF THE MERGER PROPOSAL: To approve the Agreement and Plan of Reorganization, dated as of November 21, 2016, by and between Independent Bank Group, Inc. and Carlile Bancshares, Inc., pursuant to which Carlile Bancshares, Inc. will merge with and into Independent Bank Group, Inc., all on and subject to the terms and conditions contained therein, and the merger described therein.			☐ For		☐ Against	☐ Abstain

2.	APPROVAL OF THE ISSUANCE OF SHARES. To approve the issuance of shares of Independent Bank Group, Inc. common stock to Carlile Bancshares, Inc. shareholders in connection with the merger.			☐ For		☐ Against	☐ Abstain

3.	APPROVAL OF THE ELECTION: To elect the following three director nominees, whose directorships will only become effective upon consummation of the merger:

	01	Tom C. Nichols, to serve as a Class I director for a term expiring at the annual meeting of shareholders in 2017.	☐	Vote FOR all nominees	☐	Vote WITHHELD from all nominees (except as marked)

	02	Mark K. Gormley, to serve as a Class II director for a term expiring at the annual meeting of shareholders in 2018.

	03	Christopher M. Doody, to serve as a Class III director for a term expiring at the annual meeting of shareholders in 2019.

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

4.	APPROVAL OF THE ADJOURNMENT PROPOSAL. To approve the adjournment of the Independent Bank Group, Inc. special meeting to a later date or dates, if the board of directors of Independent Bank Group, Inc. determines such an adjournment is necessary to permit solicitation of additional proxies if there are not sufficient votes at the time of the Independent Bank Group, Inc. special meeting to constitute a quorum or to approve the first three proposals listed above.			☐ For		☐ Against	☐ Abstain

NOTE: There will be no other business conducted at the Meeting.

Please indicate if you plan to attend the special meeting	☐ Yes	☐ No

Date

Signatures(s) in Box

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporation or partnership name, by authorized officer.

Special Meeting of Shareholders

March 30, 2017; 3:30 p.m.

This proxy is solicited by the Board of Directors

Independent Bank Group, Inc.	PROXY

The undersigned holder(s) of Independent Bank Group, Inc. common stock hereby revokes all previous proxies, if any, hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and Joint Proxy Statement/Prospectus, and hereby appoints David R. Brooks, Daniel W. Brooks and Michelle S. Hickox and each of them, as attorneys, agents and proxies of the undersigned, with full powers of substitution, to attend and act as proxies of the undersigned at the Special Meeting of Shareholders of Independent Bank Group, Inc. to be held at the branch office of Independent Bank, 1600 Redbud Boulevard, Suite 100, McKinney, Texas 75069, on March 30, 2017 at 3:30 p.m, Central Time, and any and all adjournments thereof, and to vote as specified herein the number of shares of common stock that the undersigned, if personally present, would be entitled to vote, with the same force and effect as the undersigned might or could do if personally present.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the recommendations of the board of directors of Independent Bank Group, Inc.

THE BOARD OF DIRECTORS OF INDEPENDENT BANK GROUP, INC. UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3 AND 4: (1) THE APPROVAL OF THE AGREEMENT AND THE MERGER CONTEMPLATED THEREIN, (2) THE APPROVAL OF ISSUANCE OF SHARES OF INDEPENDENT COMMON STOCK TO CARLILE BANCSHARES, INC. SHAREHOLDERS IN CONNECTION WITH THE MERGER, (3) THE ELECTION OF THE NOMINEES TO FILL THE THREE VACANT DIRECTOR SEATS, AND (4) THE APPROVAL OF THE ADJOURNMENT OF THE INDEPENDENT BANK GROUP, INC. SPECIAL MEETING TO A LATER DATE OR DATES, IF THE BOARD OF DIRECTORS OF INDEPENDENT BANK GROUP, INC. DETERMINES IT IS NECESSARY, AMONG OTHER THINGS, TO PERMIT FURTHER SOLICITATION OF PROXIES IF THERE ARE NOT SUFFICIENT VOTES AT THE TIME OF THE SPECIAL MEETING TO CONSTITUTE A QUORUM OR APPROVE THE FIRST THREE PROPOSALS LISTED ABOVE.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: If you have questions about the merger or the special meeting, need additional copies of the joint proxy statement/prospectus or need to obtain proxy cards or other information related to the proxy solicitation, you may contact Jan Webb, Independent Bank Group, Inc.’s Secretary, at the following address or by calling the following telephone number: Independent Bank Group, Inc., 1600 Redbud Boulevard, Suite 400, McKinney, Texas 75069-3257, (972) 562-9004

VOTE BY Internet, Telephone or Mail

24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET/MOBILE www.proxypush.com/ibtx	PHONE 1-866-883-3382	MAIL

Use the Internet to vote your proxy until 11:59 p.m. (CT) on March 29, 2017 Scan code on from for your mobile voting.	Use a touch-tone telephone to vote your proxy until 11:59 p.m. (CT) on March 29, 2017	Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.